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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" in the Registration Statement on Form S-8 (No. 333-00000) pertaining to the U.S. Bioscience, Inc. Non-Executive Stock Option Plan and related Prospectus, and to the incorporation by reference therein of our report dated February 16, 1996, with respect to the consolidated financial statements of U.S. Bioscience, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP



September 25, 1996
Philadelphia, Pennsylvania